Exhibit 99.1

NEWS RELEASE
www.northerntrust.com

INVESTOR CONTACT: Mark Bette | 312-444-2301 | Mark_Bette@ntrs.com     MEDIA CONTACT: Doug Holt | 312-557-1571 | Doug_Holt@ntrs.com

NORTHERN TRUST CORPORATION REPORTS FOURTH QUARTER
NET INCOME OF $406.4 MILLION, EARNINGS PER DILUTED COMMON SHARE OF $1.91

Trust, Investment and Other Servicing Fees up 8% YoY	Return on Average Common Equity 14.5%	Common Equity Tier 1 Capital 12.1%

CHICAGO, JANUARY 20, 2022 — Northern Trust Corporation today reported fourth quarter net income per diluted common share of $1.91, compared to $1.80 in the third quarter of 2021 and $1.12 in the fourth quarter of 2020. Net income was $406.4 million, compared to $395.7 million in the prior quarter and $240.9 million in the prior-year quarter.

MICHAEL O’GRADY, CHAIRMAN AND CHIEF EXECUTIVE OFFICER:
“Northern Trust’s performance in the fourth quarter of 2021 generated a 9% increase in revenue versus last year and a return on average common equity of 14.5%. Revenue growth reflected strong organic growth across each of our businesses, which also contributed to full year earnings growth and a return on average common equity of 13.9%. During the year we executed on our key growth initiatives and enhanced our foundational strength through advancements in our data and digital efforts, while also improving our productivity. The year also benefited from an improved outlook in projected economic conditions driving a release of reserves for credit losses. I want to commend the efforts of our employees around the world, whose commitment, expertise and professionalism in serving our clients and communities continue to be extraordinary. As we enter 2022, we remain focused on our long-term priorities and investing wisely for future profitable growth to deliver long-term value to our various stakeholders.”

FINANCIAL SUMMARY & KEY METRICS
				% Change Q4 2021 vs.
($ In Millions except per share data)	Q4 2021	Q3 2021	Q4 2020	Q3 2021	Q4 2020
Trust, Investment and Other Servicing Fees	$1,111.0	$1,111.0	$1,026.1	—%	8%
Other Noninterest Income	195.4	176.4	161.4	11	21
Net Interest Income (FTE*)	370.6	357.1	345.1	4	7
Total Revenue (FTE*)	$1,677.0	$1,644.5	$1,532.6	2%	9%

Noninterest Expense	$1,168.9	$1,128.7	$1,151.0	4%	2%
Provision for Credit Losses	(11.5)	(13.0)	(2.5)	N/M	N/M
Provision for Income Taxes	103.2	122.4	132.5	(16)	(22)
FTE Adjustment*	10.0	10.7	10.7	(7)	(7)
Net Income	$406.4	$395.7	$240.9	3%	69%

Earnings Allocated to Common and Potential Common Shares	$398.7	$376.5	$234.7	6%	70%
Diluted Earnings per Common Share	$1.91	$1.80	$1.12	6%	70%
Return on Average Common Equity	14.5%	13.7%	8.8%
Return on Average Assets	1.00%	1.00%	0.67%
Average Assets	$161,353.8	$156,452.8	$143,262.0	3%	13%
N/M - Not meaningful
(*)     Net interest income and total revenue presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

NORTHERN TRUST CORPORATION FOURTH QUARTER 2021 RESULTS

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are a driver of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income.
	As of			% Change December 31, 2021 vs.
($ In Billions)	December 31, 2021*	September 30, 2021	December 31, 2020	September 30, 2021	December 31, 2020
Assets Under Custody/Administration
Corporate & Institutional Services (C&IS)	$15,183.2	$14,800.2	$13,653.1	3%	11%
Wealth Management	1,065.6	976.0	879.4	9	21
Total Assets Under Custody/Administration	$16,248.8	$15,776.2	$14,532.5	3%	12%
Assets Under Custody(1)
Corporate & Institutional Services	$11,554.8	$11,283.6	$10,387.7	2%	11%
Wealth Management	1,057.5	962.9	875.1	10	21
Total Assets Under Custody	$12,612.3	$12,246.5	$11,262.8	3%	12%
Assets Under Management
Corporate & Institutional Services	$1,191.0	$1,159.5	$1,057.5	3%	13%
Wealth Management	416.1	372.9	347.8	12	20
Total Assets Under Management	$1,607.1	$1,532.4	$1,405.3	5%	14%
(1) Assets Under Custody are a component of Assets Under Custody/Administration.
(*) Client assets for the current quarter are considered preliminary until the Form 10-K is filed with the Securities and Exchange Commission.

TRUST, INVESTMENT AND OTHER SERVICING FEES
				% Change Q4 2021 vs.
($ In Millions)	Q4 2021	Q3 2021	Q4 2020	Q3 2021	Q4 2020
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$457.7	$460.2	$419.9	(1)%	9%
Investment Management	113.3	113.6	125.1	—	(9)
Securities Lending	18.8	20.2	17.6	(6)	8
Other	35.3	36.2	33.5	(2)	5
Total C&IS	$625.1	$630.2	$596.1	(1)%	5%

Wealth Management Trust, Investment and Other Servicing Fees
Central	$181.4	$178.8	$154.7	1%	17%
East	132.9	130.2	115.5	2	15
West	98.6	97.0	86.0	2	15
Global Family Office (GFO)	73.0	74.8	73.8	(2)	(1)
Total Wealth Management	$485.9	$480.8	$430.0	1%	13%

Total Consolidated Trust, Investment and Other Servicing Fees	$1,111.0	$1,111.0	$1,026.1	—%	8%
C&IS and Wealth Management trust, investment and other servicing fees are impacted by both one-month and one-quarter lagged asset values.
Total C&IS trust, investment and other servicing fees decreased sequentially and increased from the prior-year quarter.
▪Custody and fund administration fees decreased sequentially primarily due to lower transaction-based fees and currency translation, partially offset by favorable markets and new business. Custody and fund administration fees increased from the prior-year quarter primarily due to favorable markets and new business, partially offset by lower transaction-based fees.
▪Investment management fees decreased from the prior-year quarter primarily due to higher money market mutual fund fee waivers, partially offset by new business and favorable markets.
Total Wealth Management trust, investment and other servicing fees increased sequentially and from the prior-year quarter.
•Fees in the regions (Central, East and West) increased sequentially primarily due to new business. Fees in the regions increased from the prior-year quarter primarily due to favorable markets and new business, partially offset by higher money market mutual fund fee waivers.
•Fees in GFO decreased sequentially primarily due to higher money market mutual fund fee waivers. Fees in GFO decreased from the prior-year quarter primarily due to higher money market mutual fund fee waivers, partially offset by favorable markets and new business.

NORTHERN TRUST CORPORATION FOURTH QUARTER 2021 RESULTS

OTHER NONINTEREST INCOME
				% Change Q4 2021 vs.
($ In Millions)	Q4 2021	Q3 2021	Q4 2020	Q3 2021	Q4 2020
Other Noninterest Income
Foreign Exchange Trading Income	$76.9	$66.4	$68.6	16%	12%
Treasury Management Fees	10.6	11.2	11.4	(6)	(8)
Security Commissions and Trading Income	35.9	36.5	32.3	(1)	11
Other Operating Income	72.3	62.3	49.6	16	46
Investment Security Gains (Losses), net	(0.3)	—	(0.5)	N/M	N/M
Total Other Noninterest Income	$195.4	$176.4	$161.4	11%	21%
N/M - Not meaningful
Foreign exchange trading income increased sequentially primarily due to higher client volumes and market volatility. Foreign exchange trading income increased from the prior-year quarter primarily due to higher client volumes, partially offset by decreased market volatility.
Security commissions and trading income increased compared to the prior-year quarter primarily due to higher revenue from core brokerage.
Other operating income increased sequentially primarily due to gains from property sales, partially offset by lower miscellaneous income. Other operating income increased compared to the prior-year quarter primarily driven by gains from property sales, distributions from investments in community development projects and higher banking and credit-related service charges, partially offset by lower miscellaneous income. The lower miscellaneous income in both the sequential and prior-year comparison was primarily associated with a market value decrease in the supplemental compensation plans, which also resulted in a related decrease in supplemental compensation plan expense reported in other operating expense.

NET INTEREST INCOME
				% Change Q4 2021 vs.
($ In Millions)	Q4 2021	Q3 2021	Q4 2020	Q3 2021		Q4 2020
Net Interest Income
Interest Income (FTE*)	$372.2	$362.0	$363.3	3%		2%
Interest Expense	1.6	4.9	18.2	(66)		(91)
Net Interest Income (FTE*)	$370.6	$357.1	$345.1	4%		7%
Average Earning Assets	$148,834	$143,953	$131,235	3%		13%
Net Interest Margin (FTE*)	0.99%	0.98%	1.05%	1	bps	(6) bps
(*) Interest income, net interest income and net interest margin presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.
Net interest income on an FTE basis increased sequentially primarily due to higher average earning assets and a slightly higher net interest margin. Net interest income on an FTE basis increased from the prior-year quarter primarily due to higher average earning assets, partially offset by a lower net interest margin.
The net interest margin on an FTE basis increased sequentially primarily due to a favorable balance sheet volume and mix shift. The net interest margin on an FTE basis decreased from the prior-year quarter primarily driven by lower average interest rates, partially offset by a favorable balance sheet volume and mix shift.
Average earning assets increased sequentially primarily due to higher levels of securities and loans. Average earning assets increased from the prior-year quarter primarily due to higher levels of short-term interest-bearing deposits with banks, loans, and securities. Funding of the balance sheet reflected higher levels of client deposits.

NORTHERN TRUST CORPORATION FOURTH QUARTER 2021 RESULTS

PROVISION FOR CREDIT LOSSES
	As of and for the three-months ended,			% Change December 31, 2021 vs.
($ In Millions)	December 31, 2021	September 30, 2021	December 31, 2020	September 30, 2021	December 31, 2020
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$195.1	$207.0	$267.9	(6)%	(27)%
Provision for Credit Losses	(11.5)	(13.0)	(2.5)	N/M	N/M
Net Recoveries (Charge-Offs)	1.1	1.1	(5.5)	N/M	N/M
Ending Allowance for Credit Losses	$184.7	$195.1	$259.9	(5)%	(29)%
Allowance assigned to:
Loans and Leases	$138.4	$143.9	$190.7	(4)%	(27)%
Undrawn Loan Commitments and Standby Letters of Credit	34.1	39.8	61.1	(14)	(44)
Debt Securities and Other Financial Assets	12.2	11.4	8.1	7	51
Ending Allowance for Credit Losses	$184.7	$195.1	$259.9	(5)%	(29)%
N/M - Not meaningful
Q4 2021
The release of credit reserves in the current quarter was primarily due to a decrease in the reserve evaluated on a collective basis, which relates to pooled financial assets sharing similar risk characteristics. The decrease in the collective basis reserve was driven by continued improvements in projected economic conditions and portfolio credit quality, partially offset by portfolio growth. Decreases in the collective basis reserve were primarily in the commercial and institutional and commercial real estate portfolios, partially offset by an increase in the private client portfolio.
Q3 2021
The release of credit reserves in the prior quarter was primarily due to a decrease in the reserve evaluated on a collective basis, driven by continued improvements in projected economic conditions at the time and portfolio credit quality, partially offset by portfolio growth. Decreases in the collective basis reserve were primarily in the commercial and institutional and commercial real estate portfolios.
Q4 2020
The release of credit reserves in the prior-year quarter was primarily due to a decrease in the reserve evaluated on a collective basis driven by improved projected economic conditions at the time, with decreases primarily in the private client, residential real estate, and commercial real estate portfolios, partially offset by an increase in the commercial and institutional portfolio.

NORTHERN TRUST CORPORATION FOURTH QUARTER 2021 RESULTS

NONINTEREST EXPENSE
				% Change Q4 2021 vs.
($ In Millions)	Q4 2021	Q3 2021	Q4 2020	Q3 2021	Q4 2020
Noninterest Expense
Compensation	$510.2	$496.0	$525.3	3%	(3)%
Employee Benefits	107.9	101.7	101.9	6	6
Outside Services	224.2	210.7	208.1	6	8
Equipment and Software	196.1	185.2	176.4	6	11
Occupancy	51.8	53.9	67.2	(4)	(23)
Other Operating Expense	78.7	81.2	72.1	(3)	9
Total Noninterest Expense	$1,168.9	$1,128.7	$1,151.0	4%	2%
End of Period Full-Time Equivalent Staff	21,100	20,800	20,900	1%	1%
Compensation expense increased sequentially primarily due to higher salary and severance expense, primarily offset by lower incentives. Compensation expense decreased compared to the prior-year quarter primarily due to severance-related charges of $52.5 million in the prior-year quarter, partially offset by higher incentives and salary expense.
Employee benefits expense increased sequentially primarily due to higher medical expenses, partially offset by a lower pension settlement charge. A $3.4 million pension settlement charge was included in the current quarter compared to a $6.9 million charge in the prior quarter. Employee benefits expense increased compared to the prior-year quarter primarily due to higher payroll taxes and medical costs.
Outside services expense increased sequentially primarily due to higher technical services costs, consulting and legal expenses, partially offset by lower sub-custodian expenses. Outside services expense increased compared to the prior-year quarter primarily due to higher technical services costs and third-party advisory fees, partially offset by lower legal services.
Equipment and software expense increased sequentially and compared to the prior-year quarter primarily due to higher software support and rental costs and higher amortization.
Occupancy expense decreased compared to the prior-year quarter primarily due to a prior-year quarter early lease exit arising from a workplace real estate strategy.
Other operating expense decreased sequentially primarily due to higher costs associated with the Northern Trust-sponsored golf tournament in the prior quarter and lower supplemental compensation plan expense, partially offset by an increase in advertising and other miscellaneous expenses. Other operating expense increased compared to the prior-year quarter primarily due to higher business promotion expense, partially offset by lower other miscellaneous expenses, including lower supplemental compensation plan expense. The lower supplemental compensation plan expense in both the sequential and prior-year comparison resulted in a related decrease in miscellaneous income reported in noninterest income.

PROVISION FOR INCOME TAX
				% Change Q4 2021 vs.
($ In Millions)	Q4 2021	Q3 2021	Q4 2020	Q3 2021		Q4 2020
Net Income
Income before Income Taxes	$509.6	$518.1	$373.4	(2)%		36%
Provision for Income Taxes	103.2	122.4	132.5	(16)		(22)
Net Income	$406.4	$395.7	$240.9	3%		69%
Effective Tax Rate	20.2%	23.6%	35.5%	(338)	bps	(1,524)	bps
The effective tax rate decreased sequentially primarily due to a lower net tax impact from international operations. The effective tax rate decreased compared to the prior-year quarter primarily due to a lower net tax impact from international operations and $26.8 million of prior-year quarter tax expense related to the reversal of tax benefits previously recognized through earnings.

NORTHERN TRUST CORPORATION FOURTH QUARTER 2021 RESULTS

CAPITAL ACTIONS
The Corporation returned approximately $148.6 million to common shareholders in the current quarter through dividends and the repurchase of shares. During the current quarter, the Corporation declared cash dividends totaling $146.8 million to common stockholders and repurchased 15,980 shares of common stock, all of which were withheld related to share-based compensation, at a total cost of $1.8 million ($115.67 average price per share). The Corporation also declared cash dividends totaling $4.7 million to preferred stockholders during the current quarter.

CAPITAL RATIOS
The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at December 31, 2021, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.
The table below provides capital ratios, as well as the required minimum capital ratios, for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased-in requirements.

	December 31, 2021*		September 30, 2021		December 31, 2020
Capital Ratios - Northern Trust Corporation	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	12.1%	13.3%	11.9%	13.0%	12.8%	13.4%	N/A	4.5%
Tier 1 Capital	13.1	14.4	12.9	14.1	13.9	14.5	6.0	6.0
Total Capital	14.2	15.4	14.3	15.4	15.6	15.9	10.0	8.0
Tier 1 Leverage	6.9	6.9	7.1	7.1	7.6	7.6	N/A	4.0
Supplementary Leverage	N/A	8.2	N/A	8.4	N/A	8.6	N/A	3.0

	December 31, 2021*		September 30, 2021		December 31, 2020
Capital Ratios - The Northern Trust Company	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	12.2%	13.6%	12.5%	13.8%	13.0%	13.8%	6.5%	4.5%
Tier 1 Capital	12.2	13.6	12.5	13.8	13.0	13.8	8.0	6.0
Total Capital	13.2	14.5	13.7	14.9	14.5	15.0	10.0	8.0
Tier 1 Leverage	6.4	6.4	6.8	6.8	7.0	7.0	5.0	4.0
Supplementary Leverage	N/A	7.6	N/A	8.1	N/A	7.7	3.0	3.0
(*) Capital ratios for the current quarter are considered preliminary until the Form 10-K is filed with the Securities and Exchange Commission.

NORTHERN TRUST CORPORATION FOURTH QUARTER 2021 RESULTS

RECONCILIATION TO FULLY TAXABLE EQUIVALENT
The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance with generally accepted accounting principles to such measures on an FTE basis, which are non-generally accepted accounting financial measures. Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets. Management believes this presentation provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	QUARTERS
	2021				2020
($ in Millions)	FOURTH	THIRD	SECOND	FIRST	FOURTH
Net Interest Income
Interest Income - GAAP	$362.2	$351.3	$343.1	$349.9	$352.6
Add: FTE Adjustment	10.0	10.7	8.3	6.6	10.7
Interest Income (FTE) - Non-GAAP	$372.2	$362.0	$351.4	$356.5	$363.3

Net Interest Income - GAAP	$360.6	$346.4	$335.6	$340.1	$334.4
Add: FTE Adjustment	10.0	10.7	8.3	6.6	10.7
Net Interest Income (FTE) - Non-GAAP	$370.6	$357.1	$343.9	$346.7	$345.1

Net Interest Margin - GAAP	0.96%	0.95%	0.95%	0.98%	1.01%
Net Interest Margin (FTE) - Non-GAAP	0.99%	0.98%	0.97%	1.00%	1.05%

Total Revenue
Total Revenue - GAAP	$1,667.0	$1,633.8	$1,580.3	$1,583.4	$1,521.9
Add: FTE Adjustment	10.0	10.7	8.3	6.6	10.7
Total Revenue (FTE) - Non-GAAP	$1,677.0	$1,644.5	$1,588.6	$1,590.0	$1,532.6

NORTHERN TRUST CORPORATION FOURTH QUARTER 2021 RESULTS

FORWARD LOOKING STATEMENTS
This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation. Forward-looking statements also include statements, other than those related to historical facts, that relate to the ongoing COVID-19 pandemic and its impact on global economic and market conditions and Northern Trust's business, financial condition, and results of operations. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF FOURTH QUARTER EARNINGS CONFERENCE CALL
Northern Trust’s fourth quarter earnings conference call will be webcast on January 20, 2022.
The live call will be conducted at 11:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/about-us/investor-relations
A recording of the live call will be available on Northern Trust’s website from 3:00 p.m. CT on January 20, 2022, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has a global presence with offices in 23 U.S. states and Washington, D.C., and across 23 locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of December 31, 2021, Northern Trust had assets under custody/administration of US$16.2 trillion, and assets under management of US$1.6 trillion. For more than 130 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit northerntrust.com or follow us on Twitter @NorthernTrust.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/terms-and-conditions.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA				% Change(1)
($ In Millions Except Per Share Data)				Q4 2021 vs.
	Q4 2021	Q3 2021	Q4 2020	Q3 2021	Q4 2020
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,111.0	$1,111.0	$1,026.1	—%	8%
Foreign Exchange Trading Income	76.9	66.4	68.6	16	12
Treasury Management Fees	10.6	11.2	11.4	(6)	(8)
Security Commissions and Trading Income	35.9	36.5	32.3	(1)	11
Other Operating Income	72.3	62.3	49.6	16	46
Investment Security Gains (Losses), net	(0.3)	—	(0.5)	N/M	N/M
Total Noninterest Income	1,306.4	1,287.4	1,187.5	1	10

Net Interest Income
Interest Income	362.2	351.3	352.6	3	3
Interest Expense	1.6	4.9	18.2	(66)	(91)
Net Interest Income	360.6	346.4	334.4	4	8

Total Revenue	1,667.0	1,633.8	1,521.9	2	10

Provision for Credit Losses	(11.5)	(13.0)	(2.5)	N/M	N/M

Noninterest Expense
Compensation	510.2	496.0	525.3	3	(3)
Employee Benefits	107.9	101.7	101.9	6	6
Outside Services	224.2	210.7	208.1	6	8
Equipment and Software	196.1	185.2	176.4	6	11
Occupancy	51.8	53.9	67.2	(4)	(23)
Other Operating Expense	78.7	81.2	72.1	(3)	9
Total Noninterest Expense	1,168.9	1,128.7	1,151.0	4	2

Income before Income Taxes	509.6	518.1	373.4	(2)	36
Provision for Income Taxes	103.2	122.4	132.5	(16)	(22)
NET INCOME	$406.4	$395.7	$240.9	3%	69%
Preferred Stock Dividends	4.7	16.2	4.7	(71)	—
NET INCOME APPLICABLE TO COMMON STOCK	$401.7	$379.5	$236.2	6%	70%
Earnings Allocated to Participating Securities	3.0	3.0	1.5	5	104
Earnings Allocated to Common and Potential Common Shares	$398.7	$376.5	$234.7	6%	70%

Per Common Share
Net Income
Basic	$1.92	$1.81	$1.13	6%	70%
Diluted	1.91	1.80	1.12	6	70

Average Common Equity	$10,956.7	$10,968.0	$10,648.2	—%	3%
Return on Average Common Equity	14.5%	13.7%	8.8%
Return on Average Assets	1.00%	1.00%	0.67%

Cash Dividends Declared per Common Share	$0.70	$0.70	$0.70	—%	—%

Average Common Shares Outstanding (000s)
Basic	207,708	208,116	208,225
Diluted	208,593	208,923	208,962
Common Shares Outstanding (EOP) (000s)	207,762	207,661	208,289
(1) Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
N/M - Not meaningful
EOP - End of period

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	TWELVE MONTHS
	2021	2020	% Change(1)
Noninterest Income
Trust, Investment and Other Servicing Fees	$4,361.1	$3,995.0	9%
Foreign Exchange Trading Income	292.6	290.4	1
Treasury Management Fees	44.3	45.4	(3)
Security Commissions and Trading Income	140.2	133.2	5
Other Operating Income	243.9	194.0	26
Investment Security Gains (Losses), net	(0.3)	(0.4)	N/M
Total Noninterest Income	5,081.8	4,657.6	9

Net Interest Income
Interest Income	1,406.5	1,643.5	(14)
Interest Expense	23.8	200.3	(88)
Net Interest Income	1,382.7	1,443.2	(4)

Total Revenue	6,464.5	6,100.8	6

Provision for Credit Losses	(81.5)	125.0	N/M

Noninterest Expense
Compensation	2,011.0	1,947.1	3
Employee Benefits	431.4	387.7	11
Outside Services	849.4	763.1	11
Equipment and Software	736.3	673.5	9
Occupancy	208.7	230.1	(9)
Other Operating Expense	299.1	346.7	(14)
Total Noninterest Expense	4,535.9	4,348.2	4

Income before Income Taxes	2,010.1	1,627.6	23
Provision for Income Taxes	464.8	418.3	11
NET INCOME	$1,545.3	$1,209.3	28%
Preferred Stock Dividends(2)	41.8	56.2	(26)
NET INCOME APPLICABLE TO COMMON STOCK	$1,503.5	$1,153.1	30%
Earnings Allocated to Participating Securities	12.9	12.1	7
Earnings Allocated to Common and Potential Common Shares	$1,490.6	$1,141.0	31%

Per Common Share
Net Income
Basic	$7.16	$5.48	31%
Diluted	7.14	5.46	31

Average Common Equity	$10,812.1	$10,306.7	5%
Return on Average Common Equity	13.9%	11.2%
Return on Average Assets	0.99%	0.88%

Cash Dividends Declared per Common Share	$2.80	$2.80	—%

Average Common Shares Outstanding (000s)
Basic	208,076	208,319
Diluted	208,899	209,008
Common Shares Outstanding (EOP) (000s)	207,762	208,289
(1)Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)Dividends on Preferred Stock in 2020 includes $11.5 million related to the difference between the redemption amount of the Corporation's Series C Non-Cumulative Perpetual Preferred Stock, which was redeemed in the first quarter of 2020, and its carrying value.
N/M - Not meaningful

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)				% Change(1)
				December 31, 2021 vs.
	December 31, 2021	September 30, 2021	December 31, 2020	September 30, 2021	December 31, 2020
Assets
Federal Reserve and Other Central Bank Deposits and Other(2)	$64,524.2	$49,960.3	$55,443.1	29%	16%
Interest-Bearing Due from and Deposits with Banks(3)	3,849.2	5,338.6	6,654.8	(28)	(42)
Securities Purchased under Agreements to Resell	686.4	872.8	1,596.5	(21)	(57)
Securities
U.S. Government	2,473.1	2,661.1	2,889.9	(7)	(14)
Obligations of States and Political Subdivisions	3,876.9	3,751.2	3,085.7	3	26
Government Sponsored Agency	24,003.2	24,750.5	24,959.6	(3)	(4)
Other(4)	32,382.4	29,106.3	30,142.3	11	7
Total Securities	62,735.6	60,269.1	61,077.5	4	3
Loans and Leases	40,480.6	39,456.6	33,759.7	3	20
Total Earning Assets	172,276.0	155,897.4	158,531.6	11	9
Allowance for Credit Losses	(150.6)	(155.3)	(198.8)	(3)	(24)
Cash and Due from Banks and Other Central Bank Deposits(5)	1,244.1	1,875.2	2,177.8	(34)	(43)
Buildings and Equipment	488.7	493.6	514.9	(1)	(5)
Client Security Settlement Receivables	1,941.2	1,954.3	1,160.2	(1)	67
Goodwill	706.2	705.5	707.2	—	—
Other Assets	7,384.2	8,315.0	7,111.0	(11)	4
Total Assets	$183,889.8	$169,085.7	$170,003.9	9%	8%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$35,003.1	$30,580.4	$28,631.8	14%	22%
Savings Certificates and Other Time	842.7	882.1	937.1	(4)	(10)
Non-U.S. Offices - Interest-Bearing	75,767.1	68,192.8	71,198.4	11	6
Total Interest-Bearing Deposits	111,612.9	99,655.3	100,767.3	12	11
Federal Funds Purchased	0.2	0.2	260.2	—	N/M
Securities Sold under Agreements to Repurchase	531.9	573.6	39.8	(7)	N/M
Other Borrowings	3,583.8	5,617.4	4,011.5	(36)	(11)
Senior Notes	2,505.5	2,527.7	3,122.4	(1)	(20)
Long-Term Debt	1,145.7	1,160.6	1,189.3	(1)	(4)
Floating Rate Capital Debt	—	277.9	277.8	(100)	(100)
Total Interest-Related Funds	119,380.0	109,812.7	109,668.3	9	9
Demand and Other Noninterest-Bearing Deposits	48,315.5	42,269.3	43,110.7	14	12
Other Liabilities	4,177.5	5,104.9	5,536.6	(18)	(25)
Total Liabilities	171,873.0	157,186.9	158,315.6	9	9
Common Equity	11,131.9	11,013.9	10,803.4	1	3
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	12,016.8	11,898.8	11,688.3	1	3
Total Liabilities and Stockholders’ Equity	$183,889.8	$169,085.7	$170,003.9	9%	8%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Other securities include certain community development investments and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.
N/M - Not meaningful

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)				% Change(1)
				Q4 2021 vs.
	Q4 2021	Q3 2021	Q4 2020	Q3 2021	Q4 2020
Assets
Federal Reserve and Other Central Bank Deposits and Other(2)	$40,998.8	$40,540.6	$29,896.2	1%	37%
Interest-Bearing Due from and Deposits with Banks(3)	4,777.6	5,165.4	5,449.0	(8)	(12)
Federal Funds Sold	0.1	0.1	0.6	15	(82)
Securities Purchased under Agreements to Resell	876.0	840.9	1,565.8	4	(44)
Securities
U.S. Government	2,523.6	2,669.3	3,630.8	(5)	(30)
Obligations of States and Political Subdivisions	3,855.8	3,691.0	2,890.6	4	33
Government Sponsored Agency	24,407.8	24,414.0	25,076.9	—	(3)
Other(4)	31,533.9	28,221.4	29,629.1	12	6
Total Securities	62,321.1	58,995.7	61,227.4	6	2
Loans and Leases	39,860.4	38,410.7	33,096.1	4	20
Total Earning Assets	148,834.0	143,953.4	131,235.1	3	13
Allowance for Credit Losses	(155.8)	(161.1)	(222.7)	(3)	(30)
Cash and Due from Banks and Other Central Bank Deposits(5)	2,123.6	2,011.5	2,434.5	6	(13)
Buildings and Equipment	497.1	500.0	516.5	(1)	(4)
Client Security Settlement Receivables	1,638.5	1,283.6	1,447.6	28	13
Goodwill	705.4	709.2	701.6	(1)	1
Other Assets	7,711.0	8,156.2	7,149.4	(5)	8
Total Assets	$161,353.8	$156,452.8	$143,262.0	3%	13%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$30,676.1	$28,472.3	$24,984.3	8%	23%
Savings Certificates and Other Time	856.5	870.9	1,198.3	(2)	(29)
Non-U.S. Offices - Interest-Bearing	71,098.6	70,210.8	61,943.6	1	15
Total Interest-Bearing Deposits	102,631.2	99,554.0	88,126.2	3	16
Federal Funds Purchased	0.2	165.8	562.7	(100)	(100)
Securities Sold under Agreements to Repurchase	313.5	293.0	183.6	7	71
Other Borrowings	4,788.9	5,526.8	5,984.4	(13)	(20)
Senior Notes	2,510.3	2,840.7	3,315.4	(12)	(24)
Long-Term Debt	1,150.8	1,166.2	1,190.9	(1)	(3)
Floating Rate Capital Debt	42.3	277.8	277.8	(85)	(85)
Total Interest-Related Funds	111,437.2	109,824.3	99,641.0	1	12
Demand and Other Noninterest-Bearing Deposits	33,389.6	30,241.4	26,997.5	10	24
Other Liabilities	4,685.4	4,534.2	5,090.4	3	(8)
Total Liabilities	149,512.2	144,599.9	131,728.9	3	13
Common Equity	10,956.7	10,968.0	10,648.2	—	3
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	11,841.6	11,852.9	11,533.1	—	3
Total Liabilities and Stockholders’ Equity	$161,353.8	$156,452.8	$143,262.0	3%	13%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(4)     Other securities include certain community development investments and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	QUARTERS
($ In Millions Except Per Share Data)	2021								2020
	FOURTH		THIRD		SECOND		FIRST		FOURTH
Net Income Summary
Trust, Investment and Other Servicing Fees	$1,111.0		$1,111.0		$1,075.4		$1,063.7		$1,026.1
Other Noninterest Income	195.4		176.4		169.3		179.6		161.4
Net Interest Income	360.6		346.4		335.6		340.1		334.4
Total Revenue	1,667.0		1,633.8		1,580.3		1,583.4		1,521.9
Provision for Credit Losses	(11.5)		(13.0)		(27.0)		(30.0)		(2.5)
Noninterest Expense	1,168.9		1,128.7		1,120.8		1,117.5		1,151.0
Income before Income Taxes	509.6		518.1		486.5		495.9		373.4
Provision for Income Taxes	103.2		122.4		118.4		120.8		132.5
Net Income	$406.4		$395.7		$368.1		$375.1		$240.9

Per Common Share
Net Income - Basic	$1.92		$1.81		$1.73		$1.71		$1.13
- Diluted	1.91		1.80		1.72		1.70		1.12
Cash Dividends Declared per Common Share	0.70		0.70		0.70		0.70		0.70
Book Value (EOP)	53.58		53.04		52.49		50.80		51.87
Market Value (EOP)	119.61		107.81		115.62		105.11		93.14

Financial Ratios
Return on Average Common Equity	14.5%		13.7%		13.7%		13.7%		8.8%
Return on Average Assets	1.00		1.00		0.96		0.99		0.67
Net Interest Margin (GAAP)	0.96		0.95		0.95		0.98		1.01
Net Interest Margin (FTE*)	0.99		0.98		0.97		1.00		1.05

Assets Under Custody / Administration ($ in Billions) - EOP
Corporate & Institutional Services	$15,183.2		$14,800.2		$14,754.1		$13,876.3		$13,653.1
Wealth Management	1,065.6		976.0		973.0		918.8		879.4
Total Assets Under Custody / Administration	$16,248.8		$15,776.2		$15,727.1		$14,795.1		$14,532.5

Assets Under Custody ($ In Billions) - EOP
Corporate & Institutional Services	$11,554.8		$11,283.6		$11,260.8		$10,618.0		$10,387.7
Wealth Management	1,057.5		962.9		967.8		916.2		875.1
Total Assets Under Custody	$12,612.3		$12,246.5		$12,228.6		$11,534.2		$11,262.8

Assets Under Management ($ In Billions) - EOP
Corporate & Institutional Services	$1,191.0		$1,159.5		$1,168.3		$1,093.7		$1,057.5
Wealth Management	416.1		372.9		371.1		355.4		347.8
Total Assets Under Management	$1,607.1		$1,532.4		$1,539.4		$1,449.1		$1,405.3

Asset Quality ($ In Millions) - EOP
Nonaccrual Loans and Leases	$122.3		$141.0		$106.5		$123.8		$131.7
Other Real Estate Owned (OREO)	3.0		0.2		0.2		1.5		0.7
Total Nonaccrual Assets	$125.3		$141.2		$106.7		$125.3		$132.4
Nonaccrual Assets / Loans and Leases and OREO	0.31%		0.36%		0.29%		0.36%		0.39%
Gross Charge-offs	$(0.3)		$—		$—		$(0.4)		$(6.7)
Gross Recoveries	1.4		1.1		3.2		1.3		1.2
Net Recoveries (Charge-offs)	$1.1		$1.1		$3.2		$0.9		$(5.5)
Annualized Net Recoveries (Charge-offs) to Avg Loans and Leases	0.01%		0.01%		0.04%		0.01%		(0.07)%
Allowance for Credit Losses Assigned to:
Loans and Leases	$138.4		$143.9		$148.8		$165.4		$190.7
Undrawn Loan Commitments and Standby Letters of Credit	34.1		39.8		46.5		55.1		61.1
Debt Securities and Other Financial Assets	12.2		11.4		11.7		10.3		8.1
Loans and Leases Allowance / Nonaccrual Loans and Leases	1.1	x	1.0	x	1.4	x	1.3	x	1.4	x
(*)    Net interest margin presented on an FTE basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.